                                                                    Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the Quarter ended September 30, 2003 (the "Report") by Cellular Technical Services Company, Inc. ("Registrant"), each of the undersigned hereby certifies that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                  By:    /s/Stephen Katz
                         ---------------
                         Stephen Katz
                         Chief Executive Officer
                         November 14, 2003

                  By:    /s/Bruce R. York
                         ----------------
                         Bruce R. York
                         Vice President and Chief Financial Officer
                         November 14, 2003

A signed original of this written statement required by Section 906 has been provided to Cellular Technical Services Company, Inc. and will be retained by Cellular Technical Services Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.